Exhibit 99.2

PB BANKSHARES, INC.

REVOCABLE PROXY

FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints _______________ and _______________, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of PB Bankshares, Inc. (“PB Bankshares”) that the undersigned shareholder may be entitled to vote at the special meeting of shareholders to be held at PB Bankshares’ Administrative Office, 1570 Fruitville Pike, Suite 201, Lancaster, Pennsylvania, on [•], 2025, at [•], local time, and at any adjournment or postponement of the special meeting. The board of directors unanimously recommends you vote “FOR” the following proposals:

1.

To approve the Agreement and Plan of Merger, dated July 7, 2025, by and among Norwood Financial Corp, or Norwood, Wayne Bank, PB Bankshares and Presence Bank, under which PB Bankshares will merge with and into Norwood, with Norwood as the surviving company, and, following the merger, Presence Bank will merge with and into Wayne Bank, with Wayne Bank as the surviving bank.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2.

To consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	In their discretion, any other business which may properly come before the special meeting or any adjournments or postponements thereof.

This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned shareholders. If no specification is made, this proxy will be voted FOR the proposals listed above.

Dated: _____________, 20______

Signature
Print name:

Signature
Print name:

Number of Shares Held of Record on [•], 2025: ________________________

1.	This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope.
2.	When signing as attorney, executor, administrator, trustee, or guardian, please state full title. If more than one trustee, all should sign.
3.	If stock is held jointly, each owner should sign.